                                                                    EXHIBIT 4.4

                                  PAINEWEBBER
- --------------------------------------------------------------------------------
                           RESTRICTED STOCK AGREEMENT
                                   UNDER THE
                             1994 STOCK AWARD PLAN
- --------------------------------------------------------------------------------



         PAINEWEBBER RESTRICTED STOCK AGREEMENT (the "Agreement"), effective as of ____________________ (the "Effective Date"), between Paine Webber Group Inc. ("PaineWebber") and the individual whose signature appears below (the "Participant").

         The Compensation Committee of the Board of Directors of PaineWebber (the "Committee") has awarded to Participant the number of shares of PaineWebber Stock (the "Award Shares," which includes any additional Award Shares acquired under Section 5) set forth below as Restricted Stock under the PaineWebber 1994 Stock Award Plan (the "Plan"), subject to the terms, definitions, and conditions of the Plan and this Agreement (including the Restricted Stock Terms and Conditions attached hereto).

         The Award Shares of Restricted Stock granted hereby are subject to forfeiture in the event of the termination of Participant's employment prior to the expiration of the Restricted Period specified below opposite such number of Award Shares, as specified in Section 4(a) and (b) hereof. Upon expiration of the Restricted Period, all restrictions on the Award Shares under the Plan and this Agreement will lapse, and PaineWebber will cause to be delivered one or more certificates representing the Award Shares to Participant. The expiration of the Restricted Periods is subject to acceleration as specified in Section 4(a) hereof.

         1.      PARTICIPANT:

                 Name
                      -----------------------------------------

                 Address
                         --------------------------------------

                 Social Security Number
                                        -----------------------

         2.      TOTAL NUMBER OF AWARD SHARES GRANTED:
                                                       --------

         3.      RESTRICTED PERIODS:

                   Number of               Restricted Period
                 Award Shares                  End Date
                 ------------              -----------------

                 ------------              -----------------

                 ------------              -----------------

                 ------------              -----------------

         IN WITNESS WHEREOF, PaineWebber and the Participant have duly executed this Agreement, as of the Effective Date stated above.

PAINE WEBBER GROUP INC.                    PARTICIPANT

By                                         By
   ----------------------------               ---------------------------

 Name                                       Name
      -------------------------                  ------------------------

 Title
       ------------------------


Enclosures:      Restricted Stock Terms and Conditions for 1994 Stock Award
                 Plan 1994 Stock Award Plan Document

                     RESTRICTED STOCK TERMS AND CONDITIONS
                  of the Restricted Stock Agreement under the
                             1994 Stock Award Plan
- --------------------------------------------------------------------------------


         1.      Acceptance of Award Shares: Incorporation of Plan Provisions.

         (a) The Participant hereby accepts the Award Shares subject to the terms and conditions set forth in this Agreement and consents to and agrees to comply with such terms and conditions. All of the terms and conditions of the Plan are hereby incorporated by reference in this Agreement as though fully set forth herein. Terms defined in the Plan but not in this Agreement shall have the meanings set forth in the Plan. To the extent of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall govern. Participant acknowledges receipt of a copy of the Plan.

         (b) To facilitate the operation of the Plan and secure the restrictions thereof and hereof, PaineWebber has entered into an agreement with Mellon Bank Corporation (together with its successors and assigns, the "Agent") pursuant to which the Agent, as custodian, will hold on behalf and for the benefit of the Participant the certificate(s) representing the Award Shares and deliver them as provided herein (the "Custodianship Agreement"); and the Participant acknowledges and consents to the delivery of the certificate(s) representing the Award Shares to the Agent. Until delivered to the Participant by the Agent, the Award Shares shall be evidenced by one or more certificates registered in the name of the Agent or its nominee (which may be held in the form of a single certificate representing all Award Shares held by the Agent for some or all recipients of similar awards under the Plan and other plans of PaineWebber). The Participant agrees to execute such other instruments and documents, and take such further action, as may be requested from time to time by PaineWebber or the Agent to maintain such registration or to effectuate or enforce the restrictions hereunder.

         (c) The Award Shares awarded as Restricted Stock to the Participant under this Agreement are awarded in consideration of past services of the Participant, and in consideration of the services to be performed by the Participant during the Restricted Period. The Committee hereby determines that the aggregate value of such past services of Participant serving as consideration for the Award Shares is equal to the aggregate par value of the Award Shares.

         2. Rights as a Stockholder. Subject to the terms and provisions of the Delaware General Corporation Law and of this Agreement, the Participant shall have all of the rights of a beneficial owner of the Award Shares, including the right to vote or direct the voting of the Award Shares and to receive all ordinary cash dividends with respect thereto; provided that, if any extraordinary cash dividend or any non-cash dividend or distribution is made with respect to Award Shares prior to the expiration of the Restricted Period, such dividend will not be paid to the Participant directly but instead will be subject to Section 5 hereof, and in other cases of changes affecting the Award Shares any property representing the Award Shares will remain subject to
Section 7 hereof.

         3. Transfer Restrictions. During the applicable Restricted Period, the Award Shares, the rights of the Participant with respect thereto, and this Agreement may not be assigned, transferred, sold, margined, optioned, pledged or otherwise encumbered or disposed of by the Participant or by the Agent on behalf of the Participant (collectively, a "Transfer") unless otherwise determined by the Committee. PaineWebber will not be required to recognize or to record any Transfer or attempted Transfer of any Award Shares in violation of the foregoing restrictions, and any such Transfer or attempted Transfer shall be null and void unless otherwise determined by the

Committee. The certificate(s) representing the Award Shares shall bear such restrictive legends as PaineWebber may deem appropriate to reflect any restrictions applicable to the Award Shares, including the foregoing and any restrictions on transfer applicable under the Securities Act of 1933, as amended.

         4.      Expiration of Restricted Period.

         (a) The Restricted Period will expire ("vesting" will occur) with respect the number of Award Shares specified in this Agreement (and any additional Award Shares relating thereto acquired under Section 5) on the date designated as "Restricted Period End Date" opposite such number of Award Shares on the signature page of this Agreement. The foregoing notwithstanding, the Restricted Period applicable to all Award Shares under this Agreement shall expire on an accelerated basis at the time the Participant's employment with PaineWebber terminates as a result of his or her (i) death, (ii) "Disability" (as defined in the PaineWebber tax qualified defined benefit pension plan applicable to the Participant), or (iii) voluntary retirement on or after his or her "Normal Retirement Date" (as defined in such pension plan) or early retirement with the consent of the Committee from employment by PaineWebber or its subsidiaries ("Retirement"), and such Restricted Period shall expire on an accelerated basis upon the occurrence of a Change in Control (as defined below). As promptly as practicable following the expiration of the Restricted Period, PaineWebber shall cause the certificate(s) representing the Award Shares on which the restrictions have lapsed to be released by the Agent and transferred and delivered by the Agent to the Participant free of such restrictions, subject to the terms of Section 6 hereof and to any restrictions under Section 8(a) of the Plan.

         (b) In the event that, prior to the expiration of the Restricted Period applicable to Award Shares, the Participant shall cease to be an employee of PaineWebber for any reason other than death, Disability, or Retirement, such Award Shares (including any additional Award Shares relating thereto acquired under Section 5 hereof) shall automatically be forfeited by the Participant. Participant hereby acknowledges and consents that the Agent, upon such a forfeiture, shall, on behalf of the Participant, relinquish, forfeit and transfer such Award Shares to PaineWebber without any further action on the part of the Participant.

 (c) "Change in Control" shall mean the occurrence of any of the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than PaineWebber, any trustee or other fiduciary holding securities under an employee benefit plan of PaineWebber, or any corporation owned, directly or indirectly, by the stockholders of PaineWebber in substantially the same proportions as their contemporaneous ownership of voting securities of PaineWebber, is or becomes a "20% Beneficial Owner." For purposes of this provision, a "20% Beneficial Owner" shall mean a person who is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of PaineWebber representing 20% or more of the combined voting power of PaineWebber's then-outstanding voting securities; provided that (A) the term "20% Beneficial Owner" shall not include any Beneficial Owner who has crossed such 20% percent threshold solely as a result of an acquisition of securities directly from PaineWebber, or solely as a result of an acquisition by PaineWebber of PaineWebber securities, until such time thereafter as such person acquires additional voting securities other than directly from PaineWebber and, after giving effect to such acquisition, such person would constitute a 20% Beneficial Owner, and (B) with respect to any person who is and remains eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Exchange Act with respect to PaineWebber securities, there shall be excluded from the number of securities deemed to be beneficially owned by such person for purposes of determining whether such person is a 20% Beneficial Owner a number of securities representing 10% of the combined voting power of PaineWebber's then- outstanding voting securities;

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of PaineWebber, together with any new director (other than a director designated by a person who has entered into an agreement with PaineWebber to effect a transaction described in paragraph (i), (iii), or (iv) hereof) whose election by the Board or nomination for election by PaineWebber's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

         (iii) The stockholders of PaineWebber approve a merger, consolidation, recapitalization, or reorganization of PaineWebber, or a reverse stock split of any class of voting securities of PaineWebber, or the consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 80% of the total voting power represented by the voting securities of PaineWebber or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 80% of the combined voting power of the voting securities of PaineWebber outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 80% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of PaineWebber, such surviving entity, or of any subsidiary of such surviving entity;

         (iv) The stockholders of PaineWebber approve a plan of complete liquidation of PaineWebber or an agreement for the sale or disposition by PaineWebber of all or substantially all of PaineWebber's assets (or any transaction having a similar effect); or

         (v) Any other event which the Board of Directors (or the Compensation Committee of the Board of Directors, if and to the extent that the Compensation Committee must exercise sole discretion over the matter in order to comply with applicable requirements of Rule 16b-3 under the Exchange Act), determines shall constitute a Change in Control for purposes of this Agreement;

provided that a Change in Control shall not be deemed to have occurred under this Agreement if, prior to the occurrence of a specified event that would otherwise constitute a Change in Control under paragraphs (i) through (iv) hereof, the Continuing Directors of PaineWebber then in office, by a majority vote thereof, determine that the occurrence of such specified event shall not be deemed to be a Change in Control hereunder or shall not be deemed to be a Change in Control with respect to a particular Participant under this Agreement if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of PaineWebber.

         5.      Other Dividends.

         (a) In the event of an extraordinary cash dividend or a non-cash dividend or distribution in the form of property other than Stock payable on Award Shares the record date of which is prior to the expiration of the Restricted Period applicable to such Award Shares, PaineWebber shall retain the amount of such extraordinary cash dividend or such other property and, in lieu of delivery thereof, shall award to the Participant additional shares of Restricted Stock having a Fair Market Value at the record date of the dividend or distribution equal to the amount of cash and fair market value (as determined by the Committee) of such property paid as a dividend or distribution on each share of Stock multiplied by the number of Award Shares as to which the Restricted Period had not expired at the record date thereof. Such additional Award Shares will be subject to the same Restriction Period and the terms and conditions of this Agreement as applied to the Award Shares with respect to which such dividend or distribution was made.

         (b) In the event of a dividend or distribution in the form of Stock payable on Award Shares the record date of which is prior to the expiration of the Restricted Period applicable to such Award Shares, the Stock issued or delivered as such dividend or distribution shall be deemed to be additional Award Shares, and shall be subject to the same Restricted Period and the terms and conditions of this Agreement as applied to the Award Shares with respect to which such dividend or distribution was made.

         6. Taxes. Upon expiration of the Restricted Period under Section 4(a) hereof or simultaneously with the filing with the Internal Revenue Service of the election permitted to be made under Section 83(b) of the Code with respect to Award Shares, PaineWebber shall be entitled to require as a condition of the delivery of Stock representing the Award Shares to the Participant that the Participant remit, or agree to remit when due, an amount sufficient to satisfy all federal state or local withholding and employment tax requirements relating to such expiration or filing of such election. Furthermore, PaineWebber shall have the right to deduct and withhold from any dividends or other distributions paid with respect to Award Shares any applicable withholding and employment taxes. Subject to approval of the Committee, the Participant will be entitled to elect to have PaineWebber withhold from the Stock to be delivered or elect to deliver to PaineWebber from shares of Stock owned separately by the Participant, a sufficient number of shares of Stock to satisfy the federal, state and local withholding and employment tax obligations of the Participant relating to the expiration of the Restricted Period or filing of an election with the Internal Revenue Service (and the Company's withholding obligation) to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of such expiration or filing of such election. In such case, the Stock withheld or Stock surrendered will be valued at the Fair Market Value determined in accordance with the Plan.

         7.      Adjustments. In the event of any transaction specified in
Section 8(c) of the Plan affecting Stock other than dividends (which are subject to Section 5 hereof), any property into which the Award Shares are changed or distributed in additional to Award Shares shall be subject to the same Restricted Period and the terms and conditions of this Agreement as would have then applied to the Award Shares.

         8. Employment of Participant. Neither the grant of the Award Shares nor anything in this Agreement or the Plan shall (i) be construed as a commitment, guarantee, agreement or understanding of any kind that PaineWebber will continue to employ the Participant or employee, or (b) interfere in any way with the right of PaineWebber to terminate the Participant's or employee's employment at any time.

         9.      Miscellaneous.

         (a) This Agreement shall bind and inure to the benefit of the Participant and his or her executors or administrators, heirs and personal and legal representatives, and to PaineWebber and its successors and assigns.

         (b) This Agreement shall be construed and enforced in accordance with Section 8(j) of the Plan.

         (c) This Agreement, together with the Plan, sets forth the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, warranties or representations, written, express or implied, between them with respect to the Award Shares other than as set forth herein or therein.

         (d) When used herein, "PaineWebber" shall mean Paine Webber Group Inc. and shall include any corporation which, at the time of reference, is a subsidiary of PaineWebber within the meaning of Section 424(f) of the Code.

         (e) Except as otherwise expressly provided in this Agreement, this Agreement may not be modified, amended or terminated except by a writing signed by both parties hereto provided that PaineWebber, upon notice to the Participant, may unilaterally amend this Agreement in any way that does not extend the Restricted Period or materially adversely affect the Participant's rights in or to the Award Shares. No waiver of any provision hereof shall be effective unless evidenced by a writing signed by the party against whom it is sought to be enforced. No waiver of any breach of any term hereof shall be construed as a waiver of any subsequent breach of such term or as a waiver of any other term hereof.